INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com

Teradata Reports First Quarter 2021 Financial Results

•Public cloud ARR increased by $79 million, or 176% from the prior year period, exceeding the outlook of at least 165% year-over-year(1)
•First-quarter recurring revenue of $372 million, an increase of 20% from the prior year period
•Cash from operations of $110 million, an increase of $100 million from the prior year period
•Free cash flow of $105 million, an increase of $107 million from the prior year period(2)
•First-quarter GAAP earnings per diluted share of $0.47 above the previously provided outlook range of $0.11 to $0.13
•First-quarter non-GAAP earnings per diluted share of $0.69 above the previously provided outlook range of $0.38 to $0.40(3)

SAN DIEGO – May 6, 2021 -- Teradata (NYSE: TDC) today announced its first-quarter 2021 financial results.

“Teradata had a strong start to the year exceeding expectations across key metrics with significant growth in public cloud ARR, profitability, and free cash flow. Our relentless focus on profitable growth, coupled with the strength of Vantage, is driving our performance and positioning Teradata to win over the long-term,” said Steve McMillan, President and CEO, Teradata. “The momentum for our connected, multi-cloud data platform for enterprise analytics continues to grow, demonstrating that our pivot to the cloud is the right strategy for Teradata.”

Realignment of ARR and revenue starting at the beginning of fiscal 2021
As disclosed in Q4 2020, Teradata realigned its ARR and recurring revenue disclosures at the beginning of fiscal 2021. The realignment removes managed services and third-party software from subscription-based ARR and recurring revenue. Managed services revenue is included in “consulting services revenue” and third-party software is included in “perpetual software licenses, hardware and other revenue.” This realignment does not change previously reported total revenue or total gross profit.

Tables that show the impact of this realignment to ARR, total revenue and gross profits for each quarter of 2020 and the full year are included in the Q4/FY 2020 Earnings Discussion document, which is available on the Investor Relations page of Teradata’s website at investor.teradata.com. Please also see the Q1 2021 supplemental financial schedules for a trended view of realigned revenue, which is also available on the Investor Relations page of Teradata’s website.

First-Quarter 2021 Financial Highlights compared to First Quarter 2020

•Public cloud ARR increased 176% as reported (170% in constant currency(1)) to $124 million from $45 million. On a sequential basis, public cloud ARR increased by $18 million, or 17% as reported and 18% in constant currency(1)

•Total ARR increased 12% as reported (9% in constant currency(1)) to $1.404 billion from $1.254 billion. On a sequential basis, total ARR decreased by $21 million, or 1% and was flat in constant currency(1) due to very strong FX headwinds
•Total revenue was $491 million versus $434 million, an increase of 13% as reported and 10% in constant currency(1)

•Recurring revenue was $372 million versus $311 million, an increase of 20% as reported and 17% in constant currency(1)
•GAAP gross margin was 62.5% versus 51.8%
•Non-GAAP gross margin was 64.2% versus 54.1%(3)
•GAAP operating income was $81 million versus an operating loss of $6 million
•Non-GAAP operating income was $115 million versus $32 million(3)
•GAAP earnings per diluted share was $0.47 versus $1.51 per share
•Non-GAAP earnings per diluted share was $0.69 versus $0.27(3)
•Cash flow from operations was $110 million compared to $10 million
•Free cash flow was $105 million compared to negative $2 million(2)

Outlook
Affirming the following outlook for the full year 2021:
•Public cloud ARR is expected to increase by at least 100% year-over-year
•Total ARR is expected to grow at a mid- to high-single-digit percentage year-over-year
•Recurring revenue is expected to grow at a mid- to high-single digit percentage year-over-year
•Total revenue is expected to grow at a low-single-digit percentage year-over-year
Raising the following outlook for the full year 2021:
•GAAP earnings per diluted share is now expected to be in the range of $0.58 to $0.64, up from our prior outlook range of $0.43 to $0.51
•Non-GAAP earnings per diluted share, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is now expected to be in the range of $1.61 to $1.67(3), up from our prior outlook of $1.50 to $1.58
•Cash flow from operations is now expected to be in the range of $320 million to $350 million, up from our prior outlook of at least $295 million
•Free cash flow is now expected to be in the range of $275 million to $300 million(2), up from our prior outlook of at least $250 million
For the second quarter of 2021:
•Public cloud ARR is expected to increase by at least 155% year-over-year, or by $15 million to $20 million sequentially
•GAAP diluted EPS is expected to be in the range of $0.17 to $0.19
•Non-GAAP diluted EPS, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is expected to be in the range of $0.47 to $0.49(3)
Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s 2020 third-quarter results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended March 31
	2021	2020	% Change as Reported	% Change in CC
Recurring revenue	$372	$311	20%	17%
Perpetual software licenses, hardware and other	23	23	—%	(2)%
Consulting services	96	100	(4)%	(8)%
Total revenue	$491	$434	13%	10%

Americas	$263	$244	8%	8%
EMEA	147	118	25%	17%
APJ	81	$72	13%	4%
Total revenue	$491	$434	13%	10%

	As of March 31
	2021	2020	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,404	$1,254	12%	9%
Public cloud ARR**	$124	$45	176%	170%

* Annual recurring revenue is defined as the annual value at a point in time of all recurring contracts, including subscription, software upgrade rights, maintenance. ARR does not include managed services and third-party software.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

2.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months
	ended March 31		2021 FY
	2021	2020	Outlook
Cash provided by operating activities (GAAP)	$110	$10	$320 - $350
Less capital expenditures for:
Expenditures for property and equipment	(4)	(10)	(40) - (45)
Additions to capitalized software	(1)	(2)	(5)
Total capital expenditures	(5)	(12)	(45) - (50)
Free Cash Flow (non-GAAP measure)	$105	$(2)	$275 - $300

3.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.

	For the Three Months
(in millions, except per share data)	ended March 31
Gross Profit:	2021	2020	% Chg.
GAAP Gross Profit	$307	$225	36%
% of Revenue	62.5%	51.8%

Excluding:
Stock-based compensation expense	3	4
Acquisition, integration, reorganization related, and other costs	5	—
Amortization of capitalized software	—	6
Non-GAAP Gross Profit	$315	$235	34%
% of Revenue	64.2%	54.1%
Operating Income
GAAP Operating Income/(Loss)	$81	$(6)
% of Revenue	16.5%	(1.4)%

Excluding:
Stock-based compensation expense	21	21
Amortization of acquisition-related intangible assets	1	1
Acquisition, integration, reorganization related, and other costs	12	10
Amortization of capitalized software	—	6
Non-GAAP Operating Income	$115	$32	259%
% of Revenue	23.4%	7.4%

Net Income
GAAP Net Income	$53	$168	(68)%
% of Revenue	10.8%	38.7%

Excluding:
Stock-based compensation expense	21	21
Amortization of acquisition-related intangible assets	1	1
Acquisition, integration, reorganization related, and other costs	12	10
Amortization of capitalized software	—	6
IP restructuring tax expense (benefit)(i)	—	(157)
Tax contingency adjustment(ii)	—	(18)
Income tax adjustments (iii)	(9)	(1)
Non-GAAP Net Income	$78	$30	160%
% of Revenue	15.9%	6.9%

	For the Three Months
	ended March 31
Earnings Per Share:	2021	2020	2021 Q2 Outlook	2021 FY Outlook
GAAP Earnings Per Share	$0.47	$1.51	$0.17 - $0.19	$0.58 - $0.64
Excluding:
Stock-based compensation expense	0.19	0.19	0.25	0.93
Amortization of acquisition-related intangible assets	0.01	0.01	0.01	0.03
Acquisition, integration, reorganization related and other costs	0.10	0.09	0.10	0.31
Amortization of capitalized software	—	0.05	—	—
IP restructuring tax expense (benefit)(i)	—	(1.41)	—	—
Tax contingency adjustment(ii)	—	(0.16)	—	—
Income tax adjustments(iii)	(0.08)	(0.01)	(0.06)	(0.24)
Non-GAAP Diluted Earnings Per Share	$0.69	$0.27	$0.47 - $0.49	$1.61 - $1.67

i.The Company’s GAAP effective tax rate for the three months ended March 31, 2020 includes $157 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from non-GAAP results.

ii.The Company’s forecasted full-year 2020 GAAP marginal effective tax rate included $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense was recognized ratably each quarter instead of being included in the marginal effective rate.

iii.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended March 31, 2021 was 26.4% and March 31, 2020 was 25.0%.

In addition, GAAP to non-GAAP reconciliation of prior 2021 FY outlook non-GAAP diluted earnings per share is included in the Company’s Q4/FY 2020 Earnings Release dated February 4, 2021, which is available on the Investor Relations page of Teradata’s website at investor.teradata.com

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results, including the impact of the COVID-19 pandemic on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; the availability and successful exploitation of new alliance and acquisition opportunities; subscription arrangements may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata is the cloud data analytics platform company, built for a hybrid multi-cloud reality, solving the world's most complex data challenges at scale. We help businesses unlock value by turning data into their greatest asset. See how at Teradata.com.

# # #
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2021	2020	% Chg
Revenue
Recurring	$372	$311	20%
Perpetual software licenses, hardware and other	23	23	—%
Consulting services	96	100	(4)%
Total revenue	491	434	13%
Gross profit
Recurring	282	218
% of Revenue	75.8%	70.1%
Perpetual software licenses, hardware and other	12	8
% of Revenue	52.2%	34.8%
Consulting services	13	(1)
% of Revenue	13.5%	(1.0)%
Total gross profit	307	225
% of Revenue	62.5%	51.8%

Selling, general and administrative expenses	149	158
Research and development expenses	77	73
Income (loss) from operations	81	(6)
% of Revenue	16.5%	(1.4)%

Other expense, net	(9)	(8)

Income (loss) before income taxes	72	(14)
% of Revenue	14.7%	(3.2)%

Income tax benefit	19	(182)
% Tax rate	26.4%	1,300.0%

Net income	$53	$168
% of Revenue	10.8%	38.7%

Net income per common share
Basic	$0.49	$1.52
Diluted	$0.47	$1.51

Weighted average common shares outstanding
Basic	108.7	110.3
Diluted	112.8	111.3

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2021	December 31, 2020	March 31, 2020
Assets
Current assets
Cash and cash equivalents	$538	$529	$394
Accounts receivable, net	367	331	448
Inventories	16	29	28
Other current assets	154	155	104
Total current assets	1,075	1,044	974
Property and equipment, net	344	339	334
Right of use assets- operating lease, net	34	38	49
Goodwill	399	401	394
Capitalized contract costs, net	99	98	87
Deferred income taxes	209	222	253
Other assets	43	51	60
Total assets	$2,203	$2,193	$2,151

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$50	$44	$25
Current portion of finance lease liability	92	75	60
Current portion of operating lease liability	14	15	17
Accounts payable	55	50	96
Payroll and benefits liabilities	106	170	86
Deferred revenue	557	499	555
Other current liabilities	81	99	67
Total current liabilities	955	952	906
Long-term debt	399	411	448
Finance lease liability	84	70	75
Operating lease liability	26	28	37
Pension and other postemployment plan liabilities	143	152	133
Long-term deferred revenue	43	38	44
Deferred tax liabilities	7	6	6
Other liabilities	129	136	153
Total liabilities	1,786	1,793	1,802
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,708	1,656	1,567
Accumulated deficit	(1,146)	(1,114)	(1,050)
Accumulated other comprehensive loss	(146)	(143)	(169)
Total stockholders' equity	417	400	349
Total liabilities and stockholders' equity	$2,203	$2,193	$2,151

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2021	2020
Operating activities
Net income	$53	$168
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39	42
Stock-based compensation expense	21	21
Deferred income taxes	10	(149)
Changes in assets and liabilities:
Receivables	(36)	(50)
Inventories	13	3
Current payables and accrued expenses	(44)	(43)
Deferred revenue	63	66
Other assets and liabilities	(9)	(48)
Net cash provided by operating activities	110	10
Investing activities
Expenditures for property and equipment	(4)	(10)
Additions to capitalized software	(1)	(2)
Net cash used in investing activities	(5)	(12)
Financing activities
Repurchases of common stock	(83)	(73)
Repayments of long-term borrowings	(6)	(6)
Payments of finance leases	(15)	(9)
Other financing activities, net	13	—
Net cash used in financing activities	(91)	(88)
Effect of exchange rate changes on cash and cash equivalents	(5)	(6)
Increase (decrease) in cash, cash equivalents and restricted cash	9	(100)
Cash, cash equivalents and restricted cash at beginning of period	533	496
Cash, cash equivalents and restricted cash at end of period	$542	$396

Supplemental cash flow disclosure:
Assets acquired by finance leases	$45	$15
Assets acquired by operating leases	$2	$3

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2021	2020	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$263	$244	8%	8%
EMEA	147	118	25%	17%
APJ	81	72	13%	4%
Total segment revenue	491	434	13%	10%

Segment gross profit
Americas	182	144
% of Revenue	69.2%	59.0%
EMEA	88	61
% of Revenue	59.9%	51.7%
APJ	45	30
% of Revenue	55.6%	41.7%
Total segment gross profit	315	235
% of Revenue	64.2%	54.1%

Reconciling items(1)	(8)	(10)
Total gross profit	$307	$225
% of Revenue	62.5%	51.8%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.